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                                                                    EXHIBIT 99.1




SVG ANNOUNCES LOWER REVENUE GUIDANCE AND ADDITIONAL COST REDUCTION MEASURES

San Jose, CA, May 14, 2001--Silicon Valley Group announced today that as part of its plan to further react to the slowdown in the industry, it would reduce headcount over the next few months by approximately 400 people. This reduction in force equates to approximately 10% of the Company's work force at March 30, 2001 and will affect its worldwide contract and permanent employees. In addition to the previously announced five day shut down in the June quarter, the Company will shut down operations during the weeks of July 2nd and September 4th, 2001. During these periods, the Company will continue to maintain its customer support requirements and expects that critical R&D projects will not be impacted during these periods.

The Company has received additional requests from customers to delay shipment of product scheduled to be delivered in the current June quarter for its non-lithography sectors. These delays have prompted the Company to revise the June quarter's revenue guidance of a 15% to 25% reduction from the March ended quarter previously given in the earnings release of April 25, 2001. The Company now believes revenue for the June 30, 2001 quarter could decline 30% to 40% from the previous quarter's revenue of $209 million.



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"SVG is acting in a responsible way to size the Company to current industry demand," said Papken Der Torossian, Chairman and CEO. "During these difficult times the Company will focus on new products and internal efficiencies to position SVG to take advantage of the eventual recovery."

ABOUT SILICON VALLEY GROUP, INC.: SVG is a leading manufacturer of automated wafer processing equipment for the worldwide semiconductor industry. The Company designs, manufactures, and markets technically sophisticated equipment used in the fabrication of integrated circuits. Its products include photoresist processing equipment; oxidation, diffusion and low-pressure chemical vapor deposition processing systems; atmospheric pressure chemical vapor deposition systems; photolithography exposure tools that use step-and-scan technology; and precision optical components and systems. Silicon Valley Group is listed on the NASDAQ Stock Market under the symbol SVGI. The Company's World Wide Web address is http://www.svg.com.

On October 2, 2000, SVG announced that it had entered into an Agreement and Plan of Merger with ASM Lithography, Inc. ("ASML"). The Company's stockholders approved the merger with ASML on February 7, 2001 and the Company expects to complete the transaction prior to June 1, 2001. Completion of the transaction is subject to customary closing conditions. In connection with the proposed transaction, ASML has filed a registration statement on Form F -- 4 and SVG has filed a proxy statement -- prospectus, each with the Securities and Exchange Commission. Investors and security holders are advised to read the registration statement and the proxy statement -- prospectus because they contain important information. Investors and security holders may obtain a free copy of the proxy statement -- prospectus and other documents filed by SVG with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the registration statement and other documents filed by ASML with the SEC may be obtained from ASML by directing a request to ASML, Attention: Franki D'Hoore (+31 40) 268-3938. Free copies of the proxy statement -- prospectus and other documents filed by SVG with the SEC may also be obtained from SVG by directing a request to SVG, Attention: Manager of Investor Relations (408) 467-5870.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995:

This press release contains certain "forward -- looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward -- looking statements contained herein include statements about the Company's expected financial results in the current quarter, the ability of the Company to support research and development projects and the expected completion of the pending merger between ASML and SVG.



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Factors that could cause actual results to differ materially from those described herein include: orders and sales during the last days of the quarter; accounting entries and adjustments at the closing of the quarter; changes in accounting policies and in particular early adoption of Securities and Exchange Commission Staff Accounting Bulletin 101; the Company's ability to successfully develop new products; product demand; competition; currency fluctuations; the economic environment of the semiconductor industry; the general economic environment; and, with respect to the merger in particular, actions of the U.S., foreign and local governments; the inability to successfully integrate the businesses of ASML and SVG; costs related to the merger; and labor integration issues. More detailed information about these factors and other factors affecting ASML and SVG is set forth in the reports filed by ASML and SVG with the Securities and Exchange Commission. Neither ASML nor SVG is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward -- looking statements, whether as a result of new information, future events or otherwise.







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